Exhibit 99.1

Investor Update Barclays Global Financial Services Conference September 2023

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management's beliefs, estimates, projections and assumptions with respect to, among other things, our financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like "believe," "expect," "anticipate," "promise," "project," "plan," and other expressions or words of similar meanings, as well as future or conditional verbs such as "will," "would," "should," "could," or "may" are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. These forward-looking statements include, but are not limited to, statements regarding future changes in interest rates, prepayment rates and the housing market; future loan origination, servicing and production, including future production, operating and hedge expenses; future loan delinquencies and forbearances; future earnings and return on equity as well as other business and financial expectations. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: interest rate changes; declines in real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our business; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our business, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; our substantial amount of indebtedness; increases in loan delinquencies, defaults and forbearances; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant contributor to our mortgage banking business; maintaining sufficient capital and liquidity and compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if our services fail to meet certain criteria or characteristics or under other circumstances; investment management and incentive fees; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our exposure to risks of los s and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics; our ability to effectively identify, manage and hedge our credit, interest rate, prepayment, liquidity and climate risks; our initiation or expansion of new business activities or strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only.

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QUARTER-TO-DATE BUSINESS UPDATE – PRODUCTION AND SERVICING

PENNYMAC FINANCIAL SERVICES

- Correspondent acquisitions were $7.7 billion in August, up 35% from July[(1)]
- Correspondent locks were $9.4 billion in August, up 56% from July[(2)]
- Broker Direct originations were $0.8 billion in August, up 9% from July
- Broker Direct locks were $1.1 billion in August, up 19% from July
- Consumer Direct volumes are roughly in-line with prior quarter volumes
- Gain-on-sale margins through August have been relatively consistent with levels reported in 2Q23
- Servicing portfolio has grown to $584.0 billion in UPB[(3)]
  - 18% of total servicing portfolio has a note rate of 5.0% or higher, up from 15% at the end of the prior quarter[(3)]

Fundings ($ in billions)

	2Q23	Jul-23	Aug-23	3Q23TD
Correspondent Acquisitions[(1)]	$ 21.2	$ 5.7	$ 7.7	$ 13.4
Broker Direct Originations	$ 2.1	$ 0.7	$ 0.8	$ 1.5
Consumer Direct Originations	$ 1.6	$ 0.5	$ 0.5	$ 0.9
Total acquisitions/originations	**$ 24.9**	**$ 6.9**	**$ 8.9**	**$ 15.8**

Interest Rate Lock Commitments ($ in billions)

	2Q23	Jul-23	Aug-23	3Q23TD
Correspondent Locks[(2)]	$ 21.6	$ 6.1	$ 9.4	$ 15.5
Broker Direct Locks	$ 2.8	$ 0.9	$ 1.1	$ 2.0
Consumer Direct Locks	$ 2.2	$ 0.6	$ 0.6	$ 1.2
Total Locks	**$ 26.6**	**$ 7.6**	**$ 11.1**	**$ 18.7**

(1) Includes volume fulfilled for PennyMac Mortgage Investment Trust (NYSE:PMT)
(2) Includes locks related to both PFSI and PMT loan acquisitions
(3) As of 8/31/23; includes volumes subserviced for PMT

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